UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005 (July 20, 2005)
R&G Financial Corporation
(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 Jesus T. Pinero Ave. Hato Rey, San Juan, Puerto Rico		00918

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (787) 758-2424
(Former name or former address, if changed since last report)
Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     On July 20, 2005, the Audit Committee of the Board of Directors of R&G Financial Corporation (the “Company”) determined that the Company’s audited consolidated financial statements for the year 2002 need to be restated and the interim and audited consolidated financial statements for the year ended December 31, 2002 should no longer be relied upon.
     See Item 8.01 of this Form 8-K for a brief description of the facts underlying this conclusion, which is incorporated by reference herein.
     The Audit Committee of the Board of Directors of the Company has discussed its decision to restate the Company’s 2002 audited consolidated financial statements with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
Item 8.01 Other Events
Update on Financial Restatement
     We previously disclosed in April 2005 the need to restate our interim and audited consolidated financial statements for the periods from January 1, 2003 to December 31, 2004. We made this determination based on our conclusion that we needed to change the methodology we used for valuing residual interests retained from our mortgage loan sale transactions. As a result, we delayed release of our unaudited earnings for the first quarter of 2005. In addition, we disclosed that our 2003 and 2004 audited consolidated financial statements should not be relied upon, and advised that management had determined that the Company had a material weakness in internal control over financial reporting as of December 31, 2004 relating to the lack of effective controls over the valuation of the Company’s residual interests retained and that its previously filed Management’s Report on Internal Controls over Financial Reporting also needed to be restated. We indicated that as a result of the foregoing, we expect that at the time we file our restated audited consolidated financial statements, PricewaterhouseCoopers LLP, our independent registered public accounting firm, will issue an adverse report on our internal controls over financial reporting as of December 31, 2004.
     We have been working diligently to complete the restatement process and become current in our Securities and Exchange Commission filings. We have hired an investment banking firm to assist in the valuation of our retained residual interests from our mortgage loan sale transactions and we have hired another independent registered public accounting firm as a consultant to review the valuation process and the conclusions reached. We are also actively working to address our internal control deficiencies and continue to keep all of our regulators apprised of developments as well as actively cooperating with the ongoing informal investigation by the Securities and Exchange Commission. Finally, in connection with the restatement effort, the Audit Committee of the Board of Directors has retained the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP and a financial services consulting firm, Promontory Financial Group, LLP, to conduct an independent investigation into the circumstances surrounding the valuation of the retained interests, as well as other matters that it may deem to be appropriate. The results of the investigation will be reported to our regulators and to the extent appropriate, reflected in the restatement of our financial statements. The Board of Directors has also hired a third party valuation firm to validate management’s new retained residual interests valuations. While this process is ongoing and good progress is being made on the restatement of our consolidated financial statements, due to the complex nature of the review, we are unable to specifically indicate when this process will be completed. We wish to provide assurances that we are dedicated to achieving the completion of the restatement process and the filing of our quarterly financial reports for the current year as promptly as possible, and we are working diligently toward that end. However, given the time involved to complete the restatement process, we expect that we will not be in a position to timely file our quarterly report on Form 10-Q for the quarter ended June 30, 2005.
     On the basis of the valuation method which is now being utilized, we now believe that the Company will also need to restate its audited consolidated financial statements for the year ended December 31, 2002, and the Audit Committee of our Board of Directors has determined that the interim and audited consolidated financial statements for the year ended December 31, 2002 should no longer be relied upon. While the Company engaged in a limited number of mortgage loan sales transactions in the fourth quarter of 2002 which resulted in the recognition of residual interests, based on the current valuation methodology being utilized, management now believes that the required adjustment to previously reported net income dictates restating such consolidated financial statements.
     As part of this restatement process, we are also reviewing certain other matters in our audited consolidated financial statements to evaluate whether any adjustments are required. These areas include, among others, the accounting for the deferral and recognition of mortgage origination fees and expenses, revenue recognition related to specific loan sales transactions, and the amortization process used in connection with mortgage servicing rights. Our analysis is not yet complete and will necessarily be subject to further review.
     In our April 25, 2005 press release, management indicated that on a preliminary basis, based on the valuation methodology ultimately utilized, the fair value of the Company’s retained residual interests as of December 31, 2004 could be reduced by an amount equal to between approximately $55 million to $90 million after taxes ($90 million and $150 million before taxes, respectively). While still preliminary and therefore subject to further change, based on the valuation method now being utilized for valuing our retained residual interests as well as further adjustments we believe will be necessary with respect to other areas of our audited consolidated financial statements, management now believes that in connection with the restatement of the Company’s audited financial statements for the period from January 1, 2002 to December 31, 2004, stockholders’ equity will be adjusted by an aggregate of between $116 million to $134 million after taxes ($190 million and $220 million before tax, respectively), of which approximately $160 million (pre tax) relates to the adjustments for our retained residual interests. Management is not able to provide at this time more information as to how much of an adjustment to stockholders’ equity is to be applied to any particular calendar year. Assuming an aggregate adjustment to stockholders’ equity of $134 million (after taxes) as of December 31, 2004, the Company expects that it would remain a well-capitalized bank holding company in accordance with federal banking regulatory standards. As of such date, the Company further expects that its Puerto Rico bank subsidiary, R-G Premier Bank of Puerto Rico, would remain well-capitalized and its Florida thrift subsidiary, RG Crown Bank, would be adequately capitalized. As a result of additional capital contributions from the Company, RG Crown Bank is also well capitalized at March 31, 2005 and June 30, 2005.
     All estimates contained in this Form 8-K are necessarily subject to change as we complete the preparation of our restated consolidated financial statements. These estimates represent our best judgment as of the date of this Form 8-K and our actual results could differ materially. We disclaim any obligation to update or alter these estimates going forward, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: July 27, 2005
	By:	/s/ JOSEPH R. SANDOVAL
Joseph R. Sandoval
Executive Vice President and Chief Financial Officer

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